UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Limited Waiver and Exchange Agreement

As previously disclosed, on December 7, 2023, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement with an accredited investor (the “December Lender”), pursuant to which the Company sold, and the December Lender purchased, (a) a senior unsecured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $2,160,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (b) a warrant (the “Warrant”) to purchase up to an aggregate of 23,112 shares of Common Stock (as adjusted for the 1-for-40 reverse stock split that the Company effected on June 14th).

On June 28, 2024, the Company and the December Lender entered into that certain Limited Waiver and Exchange Agreement (the “Waiver and Exchange Agreement”). Pursuant to the Waiver and Exchange Agreement, the December Lender agreed to irrevocably waive certain provisions of the Note related to conversion of the Note into shares of Common Stock and adjustments of the Note’s conversion price upon the occurrence of certain events.

In addition, pursuant to the Waiver and Exchange Agreement, the December Lender agreed that, notwithstanding the terms of Section 8(c) of the Note, the Company will make the required cash payment to the December Lender no later than five (5) trading days after the December Lender requests the optional redemption of the Note following the December Lender’s receipt of a Subsequent Placement Redemption Notice (as defined in the Note) from the Company. Following the repayment, no amount under the Note will be outstanding. The Company also agreed to exchange two hundred eighty eight thousand nine hundred (288,900) shares of Common Stock issuable pursuant to the Warrant for three hundred seventy five thousand (375,000) shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock Issuance”). Following the Preferred Stock Issuance, no Warrants will be outstanding.

The foregoing description of the Waiver and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver and Exchange Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock Issuance (the "Securities") is incorporated by reference into this Item 3.02. The Securities were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The recipient of the Securities is an “accredited investor” as defined in Rule 501 under the Securities Act. Neither the Securities nor any shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, has been registered under the Securities Act and thus such shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K, including this Item 3.02, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver and Exchange Agreement, dated June 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 28, 2024	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)